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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 28, 2003 relating to the financial statements and financial statement schedule, which appears in Integrated Circuit Systems, Inc.'s Annual Report on Form 10-K for the year ended June 28, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
---------------------------------

Philadelphia, PA
October 9, 2003